UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): March 17, 2023

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective March 17, 2023, Ted Papapostolou was appointed to the board of directors (“Board”) of CVR Energy, Inc. (the “Company”) as its Chairman, as well as to the Board’s Compensation Committee, Nominating and Corporate Governance Committee and Special Committee (collectively, the “Committees”). Mr. Papapostolou was affirmatively determined by the Board to be qualified to serve on the Board and its Committees.

Mr. Papapostolou has served as the Chief Financial Officer and the Chief Accounting Officer of Icahn Enterprises L.P. (“Icahn Enterprises”), since November 2021 and April 2020, respectively. Mr. Papapostolou has served as a director of Icahn Enterprises since December 2021 and as its Secretary since April 2020. Mr. Papapostolou served in various progressive accounting positions at Icahn Enterprises from March 2007 to March 2020. Previously, Mr. Papapostolou worked at Grant Thornton LLP in their audit practice. Mr. Papapostolou has served as director of Viskase Companies, Inc. since April 2020. The Company, Icahn Enterprises and Viskase Companies, Inc. are each indirectly controlled by Carl C. Icahn. Mr. Papapostolou received his M.B.A. from The Peter J. Tobin College of Business at Saint John’s University and his B.B.A. from Frank G. Zarb School of Business at Hofstra University. Mr. Papapostolou’s significant financial expertise and experience serving in key leadership roles with public entities, among other qualities, make him well qualified to serve as a member of the Board and its Committees.

Mr. Icahn indirectly owns approximately 71% of the common shares of the Company. Other than the foregoing, as of the date of his appointment, Mr. Papapostolou is not a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K and there are no other arrangements or understandings between him and any other persons pursuant to which he was selected as a director. Mr. Papapostolou will not receive compensation for his service on the Board or its Committees as long as he is employed by Icahn Enterprises or its affiliates.

Also on and effective March 17, 2023, David Willetts resigned from the Board and its Committees as a result of other board commitments. The resignation of Mr. Willetts from the Board and its Committees was not the result of any disagreements with the Company or any of its directors, officers, or employees.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2023

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary